Exhibit 10.3

Execution Version
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 6, 2023, by and between Intuitive Machines, Inc., a Delaware corporation (“Issuer”), and the undersigned subscriber (the “Investor”).
WHEREAS, Issuer desires to issue and sell to the Investor, and the Investor desires to purchase from Issuer, (i) 64,328 shares of Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Shares”) in a private placement for a purchase price of $9.51 per share and (ii) 268,824 shares of Issuer’s Class C common stock, par value $0.0001 per share (the “Class C Shares” and, together with the Class A Shares, the “Shares”) in a private placement for a purchase price of $0.0001 per share; and
WHEREAS, prior to the execution of this Subscription Agreement, the Investor delivered to Issuer a duly completed and executed Internal Revenue Service Form W-9, appropriate Form W-8 or other certificates under Sections 1445 and 1446(f) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), in form and substance reasonably satisfactory to the Issuer.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Issuer acknowledges and agrees as follows:
1.Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Issuer the Shares on the terms and subject to the conditions provided for herein.
2.Issuance. As promptly as reasonably practicable following the execution of this Subscription Agreement, (i) the Investor shall deliver to Issuer the aggregate purchase price to be paid by the Investor for the subscribed Shares (the “Subscription Amount”) by wire transfer of United States dollars in immediately available funds to an account specified by Issuer and (ii) Issuer shall issue the Shares to the Investor and cause the Shares to be registered in book entry form in the name of the Investor on Issuer’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will thereafter provide to the Investor evidence of such issuance from Issuer’s transfer agent. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
3.Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription and issuance of the Shares, as applicable, as contemplated by this Subscription Agreement.
4.Issuer Representations and Warranties. Issuer represents and warrants to the Investor that:
(a)Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.
(b)The Shares have been duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Issuer’s certificate of incorporation (as in effect at such time of issuance) or under the Delaware General Corporation Law.
(c)This Subscription Agreement has been duly authorized, executed and delivered by Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by Issuer to the Investor.
5.Investor Representations and Warranties. The Investor represents and warrants to Issuer that:
(a)If the Investor is not an individual, the Investor is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be so duly organized, validly existing or in good standing would not reasonably be expected to result in a material adverse effect on the Investor’s ability to perform its obligations hereunder.
(b)If the Investor is not an individual, the execution and performance by the Investor of this Subscription Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Investor. The Investor has the power and authority to execute, deliver and perform its obligations under this Subscription Agreement and this Subscription Agreement has been duly executed and delivered by the Investor and is legal, valid, binding and enforceable upon and against the Investor (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity).
(c)The Investor is, and was at the time the Investor was offered the Shares, an accredited investor (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Investor acknowledges that the Investor has completed the Eligibility Representations of the Investor contained in Schedule A and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.
(d)The Investor is acquiring the Shares for its own account, for investment purposes only and not with a view to, or the resale in connection with, any distribution thereof that would not otherwise comply with the Securities Act.
(e)The Investor understands that (i) the Shares have not been registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and that the Shares are being issued and sold by Issuer in transactions exempt from the registration requirements of the Securities Act by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Investor and of the other representations made by the Investor in this Subscription Agreement and (ii) all or any part of the Shares may not be offered or sold except pursuant to effective registration statements or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state laws.
(f)The Investor acknowledges and agrees that the Shares will not be immediately eligible for offer, resale, transfer, pledge, mortgage or disposition pursuant to Rule 144 promulgated under the Securities Act. The Investor agrees: (A) that the Investor will not sell, assign, pledge, give, transfer, or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of state securities laws; (B) that the certificates representing the Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Issuer and its affiliates shall not be required to give effect to any purported transfer of such Shares, except upon compliance with the foregoing restrictions.
(g)The Investor has such knowledge, skill, sophistication and experience in business, financial and investment matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Subscription Agreement. The Investor has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the Investor is able to bear the risks associated with an investment in the Shares, and it is authorized to invest in the Shares and has determined that it is a suitable investment for the Investor. The Investor understands that it must bear the economic risk of its investment in the Shares indefinitely and is able to bear such risk and is able to afford a complete loss of such investment.
(h)The Investor represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Issuer, as investment advice or as a recommendation to purchase the Shares, it being understood that information and explanations related to the terms and conditions of the Shares and the other transaction documents shall not be considered investment advice or a recommendation to purchase the Shares. The Investor confirms that the Issuer has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (B) made any representation to the undersigned regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Shares, the undersigned is not relying on the advice or recommendations of the Issuer and the undersigned has made its own independent decision that the investment in the Shares is suitable and appropriate for the undersigned.
(i)The Investor acknowledges that it has reviewed all materials the Investor deemed necessary for the purpose of making an informed investment decision with respect to the Shares, including information regarding Issuer and Intuitive Machines and its subsidiaries.
(j)The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.
(k)The Investor acknowledges that neither the Issuer nor any other person offered to sell the Shares to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.
6.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Upon the termination of this Subscription Agreement in accordance with this Section 6, any monies paid by the Investor to Issuer in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.
7.Miscellaneous.
(a)Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned; provided that the Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor or an affiliate thereof); provided, further, that no such assignment shall relieve the Investor of its obligations hereunder.
(b)Issuer may request from the Investor such additional information as Issuer may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide such information as may reasonably be requested. The Investor acknowledges that Issuer may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Issuer.
(c)The Investor acknowledges that Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement.
(d)Each of Issuer and the Investor are entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
(e)All of the representations and warranties contained in this Subscription Agreement shall survive the consummation of the transactions contemplated by this Subscription Agreement. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the consummation of the transactions contemplated by this Subscription Agreement until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f)This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 6 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
(g)This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.
(h)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(i)If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(j)This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
(k)The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.
(l)THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 7(l) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER STATE.
(m)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7(m).
8.Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of Issuer expressly contained in Section 4 of this Subscription Agreement, in making its investment or decision to invest in Issuer.
9.Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:
If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Issuer, to:

Intuitive Machines, Inc.
3700 Bay Area Blvd.
Houston, TX 77058
Attn: Steve Altemus
Email: steve@intuitivemachines.com
with copies to (which shall not constitute notice), to:

Latham & Watkins LLP
555 Eleventh Street, NW, Suite 1000
Washington, D.C. 20004-1304
Attn: Nick S. Dhesi; John J. Slater
Email: ramnik.dhesi@lw.com; john.slater@lw.com
or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed and delivered this Subscription Agreement as of the date set forth below.

Name of Investor: Ghaffarian Enterprises, LLC	State/Country of Formation or Domicile: Maryland/USA
By: /s/ Matthew Yetman
Name: Matthew Yetman
Title: LLC Manager
Name in which Shares are to be registered (if different):	Date: September 6,2023
Investor’s EIN: 82-5192021
Business Address-Street: 801 Thompson Avenue	Mailing Address-Street (if different):
City, State, Zip: Rockville, Maryland 20852	City, State, Zip:
Attn: Matthew Yetman	Attn:
Telephone No.: (240) 216-1199	Telephone No.:
Facsimile No.: N/A	Facsimile No.:
Subscription Amount: $611,790.23
[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Issuer has executed and delivered this Subscription Agreement as of the date set forth below.
INTUITIVE MACHINES, INC.
By:    /s/ Erik Sallee
Name: Erik Sallee
Title: Chief Financial Officer

[Signature Page to Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR
In connection with the issuance of the Shares, the Investor represents and warrants that it comes within one category marked below, and that for any category marked, it has truthfully set forth, where applicable, the factual basis or reason the Investor comes within that category. This page should be completed by the Investor and constitutes a part of the Subscription Agreement. ALL INFORMATION IN RESPONSE TO THESE QUESTIONS WILL BE KEPT STRICTLY CONFIDENTIAL. The Investor agrees to furnish any additional information that Issuer deems necessary in order to verify the answers set forth below. The Investor agrees that he or she will notify Issuer at any time on or prior to the issuance of the Shares in the event that the representations and warranties in this questionnaire shall cease to be true, accurate and complete.

Category A	The Investor is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse or spousal equivalent (as defined in Rule 501(j) under the Securities Act), exclusive of principal residence presently exceeds $1,000,000.

Explanation. For purposes of calculating net worth under this Category A, (i) the Investor’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the Investor’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Shares, shall not be included as a liability, (iii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iv) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Category B	The Investor is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse or spousal equivalent (as defined in Rule 501(j) under the Securities Act) in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The Investor is a director or executive officer of Issuer.

Category D	The Investor is a bank; savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company; a Rural Business Investment Company (as defined in Section 384A of the Consolidated Farm and Rural Development Act); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self-directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E	The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F	The Investor is either a corporation, partnership, Massachusetts business trust, or nonprofit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (describe entity)

Category G	The Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Securities Act.

Category H
The Investor is an individual (not a partnership, corporation, etc.) who holds in good standing one or more of the following certifications, designations and/or credentials:
•Licensed General Securities Representative (Series 7);
•Licensed Investment Adviser Representative (Series 65); and/or
•Licensed Private Securities Offerings Representative (Series 82).

Category I	The Investor is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940.

Category J	The Investor is an entity, of a type not listed above, not formed for the specific purpose of acquiring the securities, owning “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act of 1940) in excess of $5,000,000.

Category K	The Investor is a “family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940), (1) with assets under management in excess of $5,000,000, (2) that is not formed for the specific purpose of acquiring the securities, and (3) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (a “Family Office”).

Category L	The Investor is a “family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940) of a Family Office whose prospective investment in Issuer is directed by such Family Office pursuant to the clause (3) in the Category above.

Category M
The Investor is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Schedule A. (describe entity)

Category N	The Investor is not within any of the categories above and is therefore not an accredited investor or a non-U.S. person.

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